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                                                                    EXHIBIT 99.1

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

   In re:                                               Chapter 11

   CYCH, INC.,                                          Case No. 01-0622 (MFW)
   f/k/a CyberCash, Inc.,


                        Debtor.                 HEARING DATE: N/A
                                                RESPONSE DATE: JANUARY 2, 2002
                                                AT 4:00 P.M.





          DEBTOR'S MOTION FOR ORDER UNDER 11 U.S.C. SECTIONS 105, 363,
                  365 AND 1146: AUTHORIZING THE DEBTOR TO SELL
              CERTAIN STOCK INTERESTS IN COMMISSION JUNCTION, INC.
                    FREE AND CLEAR OF ALL LIENS, CLAIMS AND
                    ENCUMBRANCES AND GRANTING RELATED RELIEF

        The above-captioned debtor and debtor in possession (the "Debtor"), hereby moves (the "Motion") the Court for the entry of an order authorizing the Debtor to sell certain of its assets, consisting of the Debtors' stock interests
(1) in Commission Junction, Inc. ("CJI") to Crawford Capital Partners, LLC ("Crawford") and Marcellus P. Knoblach, not in his individual capacity but solely in his capacity as the trustee for The Marcellus P. Knoblach Revocable Trust ("Knoblach," and together with Crawford, the "Purchasers"), free and clear of any and all security interests, hypothecations, mortgages, pledges, equities, charges, assessments, counterclaims, defenses, liens, claims and encumbrances pursuant to a Securities Purchase Agreement (the "Agreement")(2) and granting related relief. In support of this Motion, the Debtor respectfully represents as follows:




---------------------------
(1) In conjunction with the proposed sale of the CJI Stock, the Debtor has filed a separate Motion For An Order Authorizing Debtor To Assume Certain Shareholder's Rights And Related Agreements With Commission Junction, Inc. (D.I. 361) (the "Assumption Motion"). The Assumption Motion is incorporated herein by reference.

(2) A copy substantially in the form of the Agreement is attached hereto as Exhibit A.


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                                   BACKGROUND

                1. On March 2, 2001 (the "Petition Date"), the Debtor, Tellan Software, Inc. ("Tellan") and ICVerify, Inc. ("ICVerify") each filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). An order dismissing the Chapter 11 cases of Tellan and ICVerify was entered by the Court on August 15, 2001.

                2. This Court has jurisdiction over this Motion pursuant to 28 U.S.C. Sections 157 and 1334. Venue is proper pursuant to 28 U.S.C. Sections 1408 and 1409. This is a "core" proceeding as that term is defined by 28 U.S.C.
Section 157. The statutory predicates for the relief sought herein are sections 105, 363, 365 and 1146 of the Bankruptcy Code and Rule 6004 of the Federal Rules of Bankruptcy Procedure.

                3. Since the Petition Date, the Debtor has engaged in extensive efforts to consummate a sale of its operating and financial assets in an effort to maximize the return to its creditors and stakeholders. To that end, on the Petition Date, the Debtor filed a Motion for an Order (A) Fixing Dates, Times and Place of Hearings to Consider Further Orders Pursuant to Sections 105, 363(b), 363(f), 363(m), 365 and 1146(c) of the Bankruptcy Code and Fed. R. Bankr. P. 2002, 6004, 6006, 9006, 9007 and 9008; (B) Authorizing Debtors to Sell Assets Free and Clear of All Liens and Claims to Network 1 Financial or any Higher and Better Bidder Pursuant to the Terms of an Asset Purchase Agreement Dated March 1, 2001; (C) Approving a Break-Up Fee and Certain Bidding Procedures; (D) Approving the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection with the Sale, (E) Fixing Manner and Extent of Notice of Such Auction and Hearings; and (F) Granting Related Relief wherein the Debtor sought various forms of relief related to the sale of its assets, including the authority to conduct an auction for such assets (the "Auction").



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                4.      On April 10, 2001, the Debtor conducted the Auction.
Following the Auction, on April 17, 2001, the Court entered its Order Under 11 U.S.C. Sections 105(a), 363(b), (f) and (m), 365(a) and 1146(c), and Fed. R.
Bankr. P. 2002 and 6004: (A) Approving Purchase Agreement Between the Debtor and VeriSign, Inc.; (B) Authorizing Sale of Assets Free and Clear of All Liens, Claims and Encumbrances; (C) Authorizing the Assumption and Assignment of Certain Executory Contracts and (D) Granting Related Relief authorizing the Debtor to sell substantially all of its operating assets to VeriSign, Inc.

                5. On November 7, 2001, the Court entered its Order Confirming Debtor's First Amended Liquidating Plan of Reorganization (D.I. 362) (the "Confirmation Order") confirming the Debtor's proposed plan of reorganization (the "Plan"). The Plan became effective on November 19, 2001 (the "Effective Date").

C.      The CJI Stock Sale

                6. One of the Debtor's significant financial assets is the approximately 939,791 shares of common stock of CJI and the Series A Preferred Stock Warrant Agreement dated as of October 12, 2000 (collectively, the "CJI Stock") that it owns. In conjunction with the Auction, the Debtor received a single bid for the CJI Stock (the "Bid") for $1.63 million from a consortium of investors, including members of Crawford, that substantially conformed with the auction procedures approved by the Court. In the exercise of its business judgment, and after consultation with the Official Committee of Unsecured Creditors (the "Committee"), the Debtor determined that the Bid did not represent sufficient value for the CJI Stock and declined to act on the Bid at the Auction. The Debtor, however, remained in contact with the bidder regarding a potential sale of the CJI Stock for more value.



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                7.      Following the Auction, the Debtor marketed the CJI Stock
to a number of other potential buyers, including individuals affiliated with CJI and others who have expressed an interest in CJI in the past. One of the problems the Debtor has encountered in marketing the CJI Stock is that the Debtor's holdings represent a minority position in CJI, which is a private, closely held internet communications company. As such, the market for the CJI Stock is relatively illiquid. The Debtor, nonetheless, undertook marketing efforts, and after conducting negotiations with potential acquirors including Purchasers, determined that the offer by Purchasers represented the best and highest offer for the CJI Stock. Following extensive negotiations, the Debtor has agreed to sell to the Purchasers all of the Debtor's interests in CJI, including the assignment of certain Shareholder's Rights Agreements, for approximately $2.35 million, or $2.50 per share, pursuant to the Agreement.

                8. As detailed more fully below, in the exercise of its business judgment, the Debtor has concluded that the best way to maximize the value of the CJI Stock for its estate, creditors and other stakeholders is to consummate the proposed sale to Purchasers. Indeed, the Debtor has concluded that, in light of the marketing efforts already undertaken, its estate would benefit most by foregoing the expense of an auction process for the CJI Stock. The Debtor, however, proposes to serve copies of this Motion on all parties who have expressed an interest in CJI, and will seek authority to conduct an auction, including approval of procedures and potentially certain bid protections for the Purchasers, should it receive other offers for the CJI Stock.

                                RELIEF REQUESTED

                9. By this Motion, the Debtor respectfully requests the entry of an order (i) authorizing the Debtor to sell the CJI Stock to Purchasers free and clear of all liens, claims and



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encumbrances, (ii) authorizing the Debtor to assign to Purchasers certain
Shareholder's Rights Agreements and (iii) granting related relief.

                                  LEGAL BASIS

A.      Sale Pursuant to Section 363(b)(1)

                10. Section 363(b)(1) of the Bankruptcy Code provides: "The Trustee, after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate." Section 105(a) of the Bankruptcy Code provides in relevant part: "The Court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title."

                11. A sale of a debtor's assets should be authorized pursuant to section 363 of the Bankruptcy Code if a sound business purpose exists for the sale. See, e.g., In re Delaware & Hudson Railway Co., 124 B.R. 169, 176 (D. Del. 1991). See also, Stephens Indus., Inc. v. McClung, 789 F.2d 386, 390 (6th Cir. 1986); In re Lionel Corp., 722 F. 2d 1063 (2d Cir. 1983); In
re Titusville Country Club, 128 B.R. 396 (W.D. Pa. 1991). The Hudson Railway court, noting that under pre-Code law a pre-confirmation asset sale could be held only upon a showing of emergency or compelling circumstances, nonetheless found the "sound business purpose" standard applicable and, discussing the requirements of that test under McClung and Lionel, observed:

                A non-exhaustive list of factors to consider in determining if there is a sound business purpose for the sale include: the proportionate value of the asset to the estate as a whole; the amount of elapsed time since the filing; the likelihood that a plan of reorganization will be proposed and confirmed in the near future; the effect of the proposed disposition on the future plan of reorganization; the amount of proceeds to be obtained from the sale versus appraised values of the property; and whether the asset is decreasing or increasing in value.




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124 B.R. at 176. The Hudson Railway court further held that "[o]nce a court is satisfied that there is a sound business reason or an emergency justifying the pre-confirmation sale, the court must also determine that the trustee has provided the interested parties with adequate and reasonable notice, that the sale price is fair and reasonable and that the Purchaser is proceeding in good faith." Id. Those four factors are met here.

                12. In the Debtor's business judgment, the consummation of the proposed sale represents the best method to maximize the value of the CJI Stock in the context of the wind-down of the Debtor's business and the liquidation of its assets. Moreover, the proposed purchase price is reasonable. The Debtor agreed to the terms of the Agreement only after the Debtor expended substantial time and resources in marketing the CJI Stock and negotiating the best agreement possible under the circumstances. In view of the foregoing, the Debtors believe that the terms of the sale represent the best and highest offer.

                13.     The final element for the approval of a sale under
section 363 of the Bankruptcy Code is the requirement that interested parties receive adequate notice. Notice of the proposed sale will be given as described below. Such notice is reasonably calculated to provide timely and adequate notice to the Debtors' major creditor constituencies, those parties most interested in these cases, and those parties most interested in the proposed sale Accordingly, the proposed sale satisfies all of the requisite conditions for authorization under section 363(b) of the Bankruptcy Code.

B.      Sale Free and Clear Pursuant to Section 363(f)

                14. Section 363(f) of the Bankruptcy Code provides in pertinent part:

                        The trustee may sell property under subsection (b) or
                        (c) of this section free and clear of any interest in such property of an entity other than the estate, only if -


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                (1)     applicable nonbankruptcy law permits sale of such
                        property free and clear of such interest;

                (2)     such entity consents;

                (3) such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property; or

                (4)     such interest is in bona fid e dispute; or

                (5) such entity could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest.

Section 363(f) is drafted in the disjunctive. Thus, satisfaction of any of the requirements enumerated therein will suffice to warrant the Debtor's sale of the CJI Stock free and clear of all liens, claims, and encumbrances.

                15. While the Debtor does not believe that there are any liens, claims or encumbrances attached to the CJI Stock, the proposed sale satisfies at least one of the five conditions of section 363(f). Moreover, the Debtor submits that any such lien, claim or encumbrance will be adequately protected by attachment to the net proceeds of the proposed sale, subject to any claims and defenses the Debtor may possess with respect to such claim. The Debtor accordingly requests that the CJI Stock be transferred to the Purchasers free and clear of all liens, claims and encumbrances, with such liens, claims and encumbrances, if any, to attach to the proceeds of the proposed sale.

C.      Good Faith Pursuant to Section 363(m)

                16.     Section 363(m) of the Bankruptcy Code provides:

                The reversal or modification on appeal of an authorization under subsection (b) or (c) of this section of a sale or lease of property does not affect the validity of a sale or lease under such authorization to an entity that purchased or leased such property in


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                good faith, whether or not such entity knew of the pendency of the appeal, unless such authorization and such sale or lease were stayed pending appeal.

11 U.S.C. Section 363(m). While the Bankruptcy Code does not define "good faith," the Third Circuit addressed its meaning in In re Abbotts Dairies of Pennsylvania, Inc., stating:

                "[t]he requirement that a Purchasers act in good faith . . . speaks to the integrity of his conduct in the course of the sale proceedings. Typically, the misconduct that would destroy a Purchasers's good faith status at a judicial sale involves fraud, collusion between the Purchasers and other bidders or the trustee, or an attempt to take grossly unfair advantage of other bidders."

788 F.2d 143, 147 (3d Cir. 1986) (citations omitted). The Debtor submits that the Agreement represents an arm's-length, intensely negotiated transaction, in which Purchasers have at all times acted in good faith under the Abbotts Dairy standards, and therefore, is entitled to the protections of section 363(m).

D.      Assignment of Shareholder's Rights Agreements Pursuant to Section 365

                17. Section 365(a) of the Bankruptcy Code provides, in relevant part, that a debtor in possession "subject to the court's approval may assume . . . any executory contract . . . of the debtor." Section 365(b) further provides that the debtor may not assume an executory contract or unexpired lease unless it cures or provides adequate assurance that it will promptly cure all defaults under the agreement. 11 U.S.C. Section 365(b)(1)(A).

                18. It is generally recognized that the assumption or rejection of an executory contract or lease for non-residential real property is within the sound business judgment of the debtor in possession. See N.L.R.B. v. Bildisco, 465 U.S. 513, 523 (1984); In re Mkt. Square Inn, Inc., 978 F.2d 116,
121 (3d Cir. 1992); Glenstone Lodge, Inc. v. Buckhead Am. Corp. (In re Buckhead Am. Corp.), 180 B.R. 83, 88 (D. Del. 1995); In re III Enters., Inc. V, 163 B.R.
453, 469 (Bankr. E.D. Pa.), aff'd sub nom, Pueblo Chem., Inc. v. III Enters., Inc. V, 169 B.R. 551 (E.D. Pa.


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1994); In re Patterson, 119 B.R. 59, 60 (E.D. Pa. 1990). The debtor in possession need only "apply its best 'business judgment' to determine if it would be beneficial or burdensome to the estate to assume it." See Orion Pictures Corp. v. Showtime Networks, Inc. (In re Orion Pictures Corp.), 4 F.3d 1095, 1099 (2d Cir. 1993). "More exacting scrutiny would slow the administration of the debtor's estate and increase its cost, interfere with the Bankruptcy Code's provision for private control of administration of the estate, and threaten the court's ability to control a case impartially." Richmond Leasing Co. v. Capital Bank, N.A., 762 F.2d 1303, 1311 (5th Cir. 1985). Accordingly, the Court "will not substitute [its] own business judgment for that of the debtor .
 . . unless the [debtor's] decision is so unreasonable that it could [only be based] on bad faith or whim." III Enters., 163 B.R. at 469 (citations omitted).

                19. Similarly, section 365(f)(2)(B) provides, in relevant part, that a debtor "may assign an executory contract . . . only if . . . adequate assurance of future performance by the assignee of such contract . . . is provided." 11 U.S.C. Section 365(f). As set forth in the Assumption Motion, the Debtor believes that there are no cure or other obligations of the Debtor remaining under the Shareholder's Rights Agreements, but merely certain restrictions on transfer relating to the CJI Stock. The Debtor, therefore, submits that the other parties to the Shareholder's Rights Agreements have adequate assurance of future performance.

E.      Transfer Pursuant to Section 1146(c)

                20. Section 1146(c) of the Bankruptcy Code provides: "The issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of this title, may not be taxed under any law imposing a stamp tax or similar tax." 11 U.S.C.
Section 1146(c). Where, as here, an asset sale is contemplated by the Plan, such sale is within the exemption from taxation provided under section 1146(c). In re Jacoby-Bender,


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Inc., 758 F.2d 840, 842 (2d Cir., 1985); see also In re Smoss Enterprises Corp.,
54 B.R. 950, 951 (E.D.N.Y. 1985). Here, the proposed sale is part and parcel of the Debtor's efforts to wind-down its business and liquidate its assets as required by the terms of the Plan. Thus, consummation of the proposed sale is in fact in furtherance of the Plan, and should be afforded exemption from taxation, as provided by section 1146(c) of the Bankruptcy Code.

F.      Abrogation of Bankruptcy Rule 6004(g) Stay

                21. Because of the immediate need for the cash proceeds the proposed sale would generate, the Debtors believe that abrogation of the ten-day stay otherwise provided by Bankruptcy Rule 6004(g) is appropriate.

                                     NOTICE

                22. The Debtor believes that service of this Motion on counsel to the Official Committee of Unsecured Creditors, the United States Trustee, those parties requesting special notice in these cases, and those parties interested in the Proposed Sale is reasonable and adequate under the circumstances, and that no other or further notice is necessary.



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        WHEREFORE, for all of the foregoing reasons, the Debtors respectfully request that this Court grant the relief requested herein.

Dated: Wilmington, Delaware
       December 19, 2001

                                        MORRIS, NICHOLS, ARSHT & TUNNELL

                                        /s/ Michael G. Wilson
                                        -------------------------------------
                                        Robert J. Dehney (No. 3578)
                                        Michael G. Wilson (No. 4022)
                                        1201 North Market Street
                                        P.O. Box 1347
                                        Wilmington, DE 19899-1347
                                        (302) 658-9200

                                        Counsel for CYCH, Inc., f/k/a
                                        CyberCash, Inc.,
                                        Reorganized Debtor







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